Exhibit 10.2

Confidential portions of this Exhibit, denoted by bracketed asterisks, have been omitted and filed separately with the Securities and Exchange Commission in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.

THIRD AMENDMENT TO

EXTRACORPOREAL DISPOSABLES DISTRIBUTION AGREEMENT

This Third Amendment to the Extracorporeal Disposables Distribution Agreement (“Third Amendment”) dated January 2, 2014 (“Third Amendment Effective Date”) is made by and between Gambro Renal Products, Inc., a Colorado corporation with offices at 14143 Denver West Parkway, Lakewood, Colorado 80401 (together with its affiliates, including without limitation Baxter International Inc., “Gambro”) and NxStage Medical, Inc., a Delaware corporation with offices at 350 Merrimack Street, Lawrence, Massachusetts 01843 (together with its affiliates, “NxStage”). For the sake of clarity, Gambro’s affiliates shall include Baxter International Inc. and all of its affiliates.

BACKGROUND

WHEREAS, Gambro and Medisystems Corporation (“MDS”) entered into that certain Extracorporeal Disposables Distribution Agreement dated as of June 12, 2009, as amended on August 4, 2010 and April 18, 2011, pursuant to which Gambro agreed to purchase from MDS and MDS agreed to supply Gambro with certain products (the “Distribution Agreement”);

WHEREAS, MDS assigned the Distribution Agreement to NxStage, effective October 31, 2012;

WHEREAS, Gambro and NxStage desire to enter into this Third Amendment to, among other things, extend the term of the Distribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements provided herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. All capitalized terms used herein but not defined shall have the meanings given to such terms in the Distribution Agreement. References to “Medisystems Corporation” or “MDS” in the Distribution Agreement shall be deemed to refer to “NxStage Medical, Inc.” or “NxStage” respectively.

2.	Term. Section 2.1 shall be amended and restated as follows:

“The initial term of this Agreement (including any extensions, the “Term”) shall begin on the Effective Date and continue through December 31, 2015. This Agreement shall automatically continue thereafter for additional 12-month periods unless and until terminated by either Party by giving 6-months’ prior written notice to the other Party (with the first permitted effective date of such a termination being January 1, 2016, provided notice of termination is given by the terminating Party to the other Party by June 30, 2015).”

3.	Exclusivity. Section 4.3 shall be amended and restated as follows:

“4.3.1. Subject to the provisions of Sections 4.3.2 and 4.3.4, (a) Gambro hereby agrees to sell, directly or indirectly (including without limitation to include sales through agents, representatives, or distributors) to DaVita Inc., DaVita affiliated entities, DaVita dialysis clinics, DaVita management contract clinics, and clinics or entities jointly owned by DaVita or DaVita affiliates (collectively, “DaVita”) BTL sourced only and exclusively from among NxStage BTL listed in Exhibit B (the “Exclusive Products”) (Gambro’s exclusivity obligations set forth in this Section 4.3.1(a) hereinafter, the “Gambro Exclusivity Obligation”, and the period of time that

Gambro continues to have the Gambro Exclusivity Obligation, the “Exclusive Period”, it being understood for purposes of this Agreement that the Exclusive Period has remained in effect since 2009), and (b) NxStage agrees not to sell, directly or indirectly (including without limitation to include sales through agents, representatives or distributors), NxStage BTL to DaVita except through Gambro (the “NxStage Exclusivity Obligation”).

4.3.2. In the event Gambro’s sales of NxStage [**] BTL to DaVita fall below the [**] Minimum Rolling Trailing [**] Average Sales quantity set forth in Section 6.5 during any [**] of the Term, Gambro and NxStage shall at all times each thereafter have the option to immediately terminate the Gambro Exclusivity Obligation and NxStage Exclusivity Obligation, respectively, by providing written notice to the other Party thereof. If either Party elects to exercise this option, the other Party may also elect at any time thereafter to immediately terminate the Gambro Exclusivity Obligation or NxStage Exclusivity Obligation, as applicable, by providing written notice to the other Party thereof.

4.3.3. If Gambro elects to terminate the Gambro Exclusivity Obligation under Section 4.3.2, NxStage shall have the right to immediately terminate this Agreement at any time thereafter. Prior to electing to terminate the Gambro Exclusivity Obligation under Section 4.3.2, Gambro may not, directly or indirectly, distribute or sell to, or purchase, evaluate or inventory for distribution or sale to, DaVita, any BTL, other than NxStage BTL, unless NxStage has previously terminated the NxStage Exclusivity Obligation.

4.3.4. At all times during the Term, including when the NxStage Exclusivity Obligation remains in effect, NxStage shall have the right to enter into an agreement directly with DaVita for the purchase and sale of NxStage BTL to DaVita, with pricing for NxStage BTL set at the [**] level. Both Parties understand that any such agreement shall be entered into with the intent that DaVita will continue to comply with all of its applicable contractual commitments to Gambro. If NxStage enters into such a direct agreement with DaVita, [**]. For the avoidance of doubt, (i) nothing in this Section 4.3.4 is intended to restrict or limit the ability of NxStage to terminate the NxStage Exclusivity Obligation and Gambro to terminate the Gambro Exclusivity Obligation under Section 4.3.2 in the event that Gambro’s sales of NxStage [**] BTL to DaVita fall below the [**] Minimum Rolling Trailing [**] Average Sales quantity set forth in Section 6.5 during any [**] of the Term; and (ii) if, [**], NxStage distributes, or enters into an agreement to distribute, directly or indirectly through one or more distributors other than Gambro any volume of NxStage BTL to DaVita, this Agreement shall automatically become mutually non-exclusive without further action by either Party and the obligations and restrictions under Section 4.3.3 shall no longer apply.

4.	Acceptance of Orders. A new sentence shall be added to the end of Section 4.8 as follows:

“In the event Gambro elects to terminate the Gambro Exclusivity Obligation under Section 4.3.2, NxStage shall have no obligation to accept Gambro Delivery Orders thereafter to the extent that the aggregate quantity of Codes in any Code Group so ordered in any month exceeds [**] of the average monthly aggregate quantity of Codes in any Code Group ordered over the prior [**].”

5.	Inventory Levels. Section 4.10 shall be amended and restated as follows:

“By the [**] business day of each [**], Gambro shall provide its ending inventory by Code and warehouse and aggregate end user sales information by Code and warehouse for DaVita as well as for all other customers in aggregate, in each case from the previous [**], to NxStage. NxStage shall not be obligated to supply volumes of Codes that would lead to more than [**] of forecasted DaVita BTL end user requirements in Gambro’s total inventory.”

6.	Shipment. The first sentence of Section 5.1 shall be amended and restated as follows:

“NxStage will ship the NxStage Products, [**], to Gambro’s warehouses at the addresses listed in Exhibit D (the “[**]”) at the prices listed in Exhibit D.”

7.	Product [**]. A new Section 6.5 shall be added to the Agreement as follows:

“6.5 In any calendar year during the Term (starting with 2014), Gambro will [**] the Base Price listed in Exhibit D for [**] based on (a) selling at least a specific minimum annual volume of [**] BTL to DaVita and (b) achieving a specific minimum rolling trailing [**] average sales volume of [**] BTL to DaVita (the “Minimum Rolling Trailing [**] Average Sales”) in all months of such calendar year, in the case of both (a) and (b) to support DaVita’s routine clinical requirements for [**] BTL, as follows:

Minimum Annual Sales of [**] BTL to DaVita (with unit volume measured [**])	Minimum Rolling Trailing [**] Average Sales of [**] BTL to DaVita (with unit volume measured [**])	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

If Gambro achieves the foregoing conditions necessary to earn [**], then the total applicable [**] shall be calculated based on the actual annual sales of [**] BTL to DaVita in the applicable calendar year. The total [**] shall [**] by NxStage to Gambro within [**] days after Gambro provides NxStage with a written report of end user sales of [**] BTL to DaVita.

If NxStage terminates the NxStage Exclusivity Obligation pursuant to Section 4.3.2, then for as long the Gambro Exclusivity Obligation remains in effect, the [**] set forth in this Section 6.5 shall be fixed thereafter at [**] achieved during the last full [**] preceding NxStage’s written termination notice to Gambro. Once, if ever, Gambro terminates the Gambro Exclusivity Obligation pursuant to Section 4.3.2, the [**] set forth in this Section 6.5 shall revert to [**].

For the sake of example only: In calendar year 2014, Gambro sells to DaVita an annual volume of [**] BTL. In [**] of calendar year 2013 and during each [**] of calendar year 2014 prior to [**] 2014, Gambro sells to DaVita [**] BTL. Thus, prior to [**] 2014, Gambro has maintained a Minimum Rolling Trailing [**] Average Sales of [**]. In [**] 2014, Gambro sells only [**] BTL to DaVita. Thus, Gambro’s Minimum Rolling Trailing [**] Average Sales calculated from [**] 2014 is [**]. Gambro shall have [**] BTL or [**].

8.	Notices. Section 18.3 shall be amended to update the address for notices and other communications provided to NxStage, as follows:

If to NxStage:

President

NxStage Medical, Inc.

350 Merrimack Street

Lawrence, MA 01843

With a copy to: Senior Vice President and General Counsel

9.	Appendices.

a.	Exhibit B (List of Codes) of the Distribution Agreement is amended and restated in its entirety with the new Exhibit B attached hereto.

b.	Exhibit D (Base Prices) of the Distribution Agreement is amended and restated in its entirety with the new Exhibit D attached hereto.

10.	Miscellaneous.

a.	Except as specifically modified herein, all remaining terms and obligations set forth in the Distribution Agreement shall remain in full force and effect.

b.	The headings in this Third Amendment are included for ease of reference only and shall have no legal effect.

c.	This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Third Amendment as of the Third Amendment Effective Date.

GAMBRO RENAL PRODUCTS, INC.		NXSTAGE MEDICAL, INC.

By:	/s/ Jeremiah J. McIntyre	By:	/s/ Jeffrey H. Burbank
Name:	Jeremiah J. McIntyre	Name:	Jeffrey H. Burbank
Title:	SVP and Chief Legal Counsel	Title:	CEO

Exhibit B

NxStage Products

List of Codes

Product Line	Code	Unit of Measure (See note)	Minimum Quantity per Code per Delivery Order per [**]	U/M per Inner Box or Bag	Units of Sale (Units per Case)	Cases per Pallet	Case Dimensions (L x W x H) in Inches	Pallet Dimensions (L x W x H) in Inches
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

NOTES:	Unit of Measure: [**]
Minimum Delivery Order Quantities for each [**] designate a delivery order.
Products Manufactured in [**].
NxStage will [**].

[**]
[**]	are each a Code Group for purposes of this Agreement.

B-1

Exhibit D

Base Prices*

Pricing for [**]:

Price ([**])
[**]

Pricing for [**]:

Code	Price ([**])
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Pricing for [**]:

Code	Price ([**])
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Pricing for [**]:

Price ([**])
[**]

Pricing for [**]

Price ([**])	Price ([**])
[**]	[**]

*	Prices subject to adjustment pursuant to Section 6.1

[**]

D-1